                                                                 Exhibit 11

                                               EDISON INTERNATIONAL

                                COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE

                                                                      For the Quarter ended
                                                                          September 30,
----------------------------------------------------------------------------------------------------

         In millions, except per-share amounts                   2001                     2000
----------------------------------------------------------------------------------------------------

         Consolidated net income (loss)                        $   (413)                  $  360
         Basic weighted average shares                              326                      326
         Diluted weighted average shares                            326                      327
         Basic earnings (loss) per share                       $  (1.27)                  $ 1.11
         Diluted earnings (loss) per share                     $  (1.27)                  $ 1.10

                                                                    For the Nine Months ended
                                                                          September 30,
----------------------------------------------------------------------------------------------------

         In millions, except per-share amounts                   2001                     2000
----------------------------------------------------------------------------------------------------

         Consolidated net income (loss)                        $ (1,132)                  $  607
         Basic weighted average shares                              326                      335
         Diluted weighted average shares                            326                      336
         Basic earnings (loss) per share                       $  (3.47)                  $ 1.81
         Diluted earnings (loss) per share                     $  (3.47)                  $ 1.81